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                                                                      EXHIBIT 21

                  INFORMATION RESOURCES, INC. AND SUBSIDIARIES

                              DOMESTIC SUBSIDIARIES

                                                                     STATE OF
SUBSIDIARY                                                         INCORPORATION
----------                                                         -------------
564 Randolph Co. #2                                                 Illinois
IRI Puerto Rico, Inc. (formerly Market Trends, Inc.)                Puerto Rico
IRI Venezuela Holdings, Inc.                                        Delaware
IRI Guatemala Holdings, Inc.                                        Delaware
IRI Greek Holdings, Inc.                                            Delaware
IRI French Holdings, Inc.                                           Delaware
IRI Italy Holdings, Inc.                                            Delaware
InfoScan Italy Holdings, Inc.                                       Delaware
Shoppers Hotline, Inc.                                              Delaware
North Clinton Corporation                                           Illinois
Mosaic InfoForce, L.P.                                              Delaware

                              FOREIGN SUBSIDIARIES

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
                                                                    COUNTRY OF
SUBSIDIARY                                                         INCORPORATION
----------                                                         -------------
Information Resources S.A.                                          France
IRI Software, Ltd. (formerly known as Management Decision
   Systems, Limited) d/b/a Information Resources                    United Kingdom
IRI Software B.V.                                                   The Netherlands
Information Resources GmbH                                          Federal Republic
                                                                    of Germany
Information Resources Japan, Ltd.                                   Japan
IRI Apollo K.K.                                                     Japan
IRI-SECODIP, S.C.S.                                                 France
IRI Hellas, S.A.                                                    Greece
Information Resources de Mexico, S.A. de C.V. (formerly
   known as IRI Software de Mexico, S.A. de C.V.)                   Mexico
IRI InfoScan S.r.1.                                                 Italy
Precis (1136) Limited                                               United Kingdom
IRI InfoScan Limited (formerly InfoScan NMRA Limited)               United Kingdom
   d/b/a Information Resources
IRI/GfK Retail Services GmbH                                        Federal Republic
                                                                    of Germany
Information Resources GfK B.V. (formerly known as IRI/GfK           The Netherlands
   Retail Services B.V.)
Information Resources Espana, S.L.                                  Spain
Datos Information Resources                                         Venezuela